Exhibit 10.36

Line of Credit Agreement
GDK476450120130840

Party A: Shantou Big Tree Toys Co., Ltd
Business License No.: 440507000024614
Legal Representative: Xinna Cai
Address:
Account Info: Bank of China Co., Ltd. Shantou Chenghai Branch, 634057756339
Contact Number: 0754-83238998

Party B: Bank of China Co., Ltd. Shantou Branch
Authorized Manager: Yuzhi Yang
Address:
Contact Number: 0754-88262955

Both parties agree to enter the following agreement.

1.	Business Scope:
Party B provides a Line of Credit to Party A based on the term of this agreement.

2.	Line of Credit:
Party B shall provide the Line of Credit to Party A as follows:
Currency: RMB
Amount: 10,000,000. (10 million)

3.	Use of Credit:
In the period of this Line of Credit, Party A can recycling this Line of Credit within the limitation.

4.	Agreement needed for one credit granted:
Party A shall file an application to Party B when apply for a single credit grant under this agreement or enter a related agreement with Party B

5.	Period:
The Line of Credit defined in Term 2 shall bear a Period from the effective day of this agreement to May 21st 2014.
The period can be extended with both parties’ consents.

6.	Conditions:
Party A shall provide all the official documents that requested by Party B.
Also the loan period shall not exceed 9 months, and the amount of the pledge financing shall not exceed 85% of the amount of export tax return.

7.	Guarantee:
Any debt that Party A owes to Party B related to this agreement shall be guaranteed by following agreements:
(1)	Maximum Guarantee agreements provided by Ms. Xinna Cai and Mr. Wei Lin (GBZ476450120130246/GBZ476450120130247)
(2)	Export tax return escrow account pledge agreement entered by both parties. (GZY476450120130068)

8.	Declaration and Guarantee
Party A declares that it is a legal entity and can fully bear the responsibilities that required by this agreement. Party A also guaranteed that it will provide any official document that requested by Party B related to this Line of Credit.

9.	Related Party:
Party A is not a related party of Party B.

10.	Breach:
Upon the event of any breach, Party B has the right to adjust or terminate the amount of this Line of Credit, partially or fully terminate this agreement and any other agreements signed under this agreement, directly transfer money from the escrow account without Party A’s consent to repay part or full amount of the debt that Party A owes to Party B and other necessary procedures.

11.	Reserve Rights

12.	Amendment and termination.
Any term of this agreement does not affect the effectiveness of other terms.

13.	Govern Laws
This agreement shall be govern by the laws in PRC. If there is any disputes, one party shall file a laws suit to the govern court.

14.	Appendix

15.	Others
Party A shall not transfer this agreement to any third party without Party B’s consent.

16.	Effectiveness:
There are two counterparts of this agreement, each side holds one part.

Party A: Shantou Big Tree Toys Co., Ltd. (stamped)
/s/ Xinna Cai
2013-11-21

Party B: Bank of China Co., Ltd. Shantou Branch (stamped)
/s/ Bank of China Co., Ltd
2013-11-21